EXHIBIT (23)

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors
ONEOK, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 333-75768, 333-54274, 333-41263, 333-41265, 333-41267, 333-41269, 333-42094, 333-95039, and 333-81043 on Form S-8 and nos. 333-65392, 333-54586, 333-44915, 333-57433 and 333-65059 on Form S-3 of ONEOK, Inc. of our report dated February 14, 2002, except as to Note U, which is as of November 8, 2002, relating to the consolidated balance sheets of ONEOK, Inc. and subsidiaries as of December 31, 2001, 2000 and 1999, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years ended December 31, 2001 and 2000, the year ended August 31, 1999, and the four months ended December 31, 1999, which report appears in the December 31, 2001, annual report on Form 10-K/A of ONEOK, Inc. Our report refers to a change in accounting for derivative instruments and hedging activities in 2001 and for energy trading contracts in 2000, and to the restatement of the consolidated statements of cash flows for the years ended December 31, 2001 and 2000 and the four months ended December 31, 1999.

KPMG LLP

Tulsa, Oklahoma
November 12, 2002